UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/28/2005

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-49629

DE	33-0933072
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of Principal Executive Offices, Including Zip Code)

949-399-4500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2005, our Board of Directors increased the size of our Board from seven to eight, thereby creating a new vacant directorship. Our Board filled the vacancy, in accordance with our Amended and Restated Bylaws, by appointing Paul E. Grutzner to the Board. Mr. Grutzner is currently the managing partner of ClearPoint Financial, an independent pension consulting firm.

Mr. Grutzner was appointed as a Class I director, to serve until the expiration of the term of that class and until his successor has been duly elected and qualified. There was no arrangement or understanding between Mr. Grutzner and any other person regarding his appointment to our Board. Our Board made an affirmative determination that Mr. Grutzner is independent, as defined by NASD Marketplace Rule 4200(a)(15).

Mr. Grutzner was not appointed to serve on any committees of the Board. He is expected to be named to the Compensation Committee and the Nominating and Governance Committee at our annual board meeting to be held in conjunction with our 2005 Annual Meeting of Stockholders.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: August 03, 2005.	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer